AIRCRAFT LEASE AND SERVICES AGREEMENT

This Aircraft Lease and Services Agreement (the "Agreement") is entered into as of this 31st day of March 1998, by and between American Aviation, L.L.C., a limited liability company organized and existing under the laws of the State of Missouri ("AALLC") and American Aviation Charters, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana ("Owner");

 WHEREAS, AALLC desires to the sell to Owner the aircraft described in Exhibit A attached hereto (the "Aircraft"); and

 WHEREAS, to induce Owner to purchase the Aircraft, AALLC has agreed to lease the Aircraft from Owner for charter operations under AALLC's Federal Aviation Regulation ("FAR") Part 135 operating certificate and related operations specifications (the "Operating Certificate"); and

 WHEREAS, Owner desires that AALLC lease and operate the Aircraft in accordance with the terms and conditions stated herein.

 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the parties hereby agree as follows:

1. LEASE OF THE AIRCRAFT. Owner hereby enters into a non-continuous lease of the Aircraft to AALLC during the Term of this Agreement, only during such time as the Aircraft shall be operated on AALLC's Operating Certificate pursuant hereto such time periods herein referred to as "Lease Periods".

2. TERM. The Term shall commence on the 31st day of March 1998 and shall continue for a period of ninety days terminating on June 28, 1998 unless terminated earlier in accordance with this Agreement (the "Term").

3.  CONDITION OF THE AIRCRAFT.

 3.1 MAINTENANCE AND REPAIR COSTS. Owner agrees that if AALLC performs any maintenance or repairs to or for the Aircraft for any reason deemed reasonably necessary by AALLC or Owner, such work shall be billed at AALLC's posted prices for service and parts and Owner shall pay for all such maintenance and repairs at the time that AALLC performs the services upon the Aircraft. In the event an AALLC-authorized repair station performs any maintenance or repairs to or for the Aircraft for any reason deemed reasonably necessary by AALLC or Owner, Owner shall pay the repair station directly and be solely responsible for the payment of any such work or parts.

 3.2 FLIGHT CREWS. Owner shall report to AALLC's Flight Control, all commercial duty and flight times of any person who Owner nominates to operate the Aircraft in order to permit AALLC to determine whether the flight crew has sufficient flight and duty time to operate each Part 135 Aircraft flight. OWNER HEREBY RELINQUISHES AND GRANTS TO AALLC EACH AND EVERY RIGHT OWNER MAY HAVE TO CONTROL, DIRECT, INSTRUCT OR IN ANY WAY INFLUENCE THE MANNER OF PERFORMANCE OF ALL FLIGHT OPERATIONS BY ANY FLIGHT CREW MEMBERS DURING EACH AND EVERY PERIOD THAT THE AIRCRAFT IS LEASED HEREUNDER TO AALLC FOR PART 135 OPERATIONS. OWNER ACKNOWLEDGES THAT DURING EACH AND EVERY LEASE PERIOD, THE FLIGHT CREW MEMBERS WILL BE TEMPORARY EMPLOYEES OF AALLC AND THE FLIGHT CREW MEMBERS SHALL SERVE UNDER THE EXCLUSIVE DIRECTION AND CONTROL OF AALLC. THE TERMS AND CONDITIONS OF THE TEMPORARY EMPLOYMENT OF THE FLIGHT CREW MEMBERS ARE SET OUT IN THE TEMPORARY EMPLOYMENT AGREEMENT BETWEEN THE OWNER AND AALLC DATED March 31, 1998 attached hereto as Exhibit 2. Prior to commencement of Part 135 flight operations, each Flight Crew member shall sign a letter substantially in the form of Exhibit 3 hereto which AALLC shall acknowledge, and which will be retained by AALLC in the individual pilot file. Owner shall immediately report to AALLC any information it may receive with respect to any governmental action of which it has knowledge affecting the licenses and permits and medical certifications of flight crew members, including but not limited to all modifications, suspensions or terminations thereof.

4.  CHARTER BOOKINGS AND BILLING.

 4.1 Owner shall serve and is hereby appointed a non-exclusive agent of AALLC for the limited purpose of booking charter service, and collecting and disbursing the revenues therefrom, for the Aircraft listed herein only. Owner may not, as a non-exclusive agent of AALLC, book or bill for charter services on any aircraft other than the Aircraft. Owner shall indemnify, hold harmless and reimburse AALLC on demand for any refunds or claims for fees or expenses paid which arise out of the negligent actions or negligent failure to act on the part of Owner or its employees.

 4.2 As a non-exclusive agent of AALLC, Owner may advertise AALLC's charter service to the public. All advertising, whether written, visual or verbal, must indicate that the charter service is "Operated By American Aviation LLC" and must be approved in writing by AALLC prior to release or publication. Owner may not advertise or represent the availability of any aircraft other than the Aircraft.

5.  OPERATION OF AIRCRAFT BY AALLC.

 5.1  OPERATING CERTIFICATE.   AALLC shall comply with the requirements of
and shall retain operational control of the Aircraft under FAR Part 135 during Lease Periods.

 5.2 MAINTENANCE AND REPAIRS. Once the Aircraft is initially found suitable for charter operations, AALLC or a AALLC-approved maintenance facility shall perform all maintenance and repairs to the Aircraft in accordance with AALLC's FAA-approved maintenance program during the Term of this Agreement. AALLC shall perform maintenance and/or repairs to the Aircraft only upon notice to and consent from Owner, or Owner's representative. AALLC may terminate this Agreement immediately upon written notice to Owner in the event any subsequent inspection of the Aircraft or maintenance records uncovers any mechanical, structural or other conditions unacceptable to AALLC, or in violation of Federal Aviation Regulations, in its discretion.

 5.3 FLIGHT CREWS. AALLC or a training facility approved by AALLC shall provide all training for any person authorized to operate the Aircraft during Lease Periods. Such flight crew members will be trained and checked in accordance with AALLC's FAA-approved training program. During Lease Periods, such crew members shall serve under the exclusive direction and control of AALLC. AALLC shall have the exclusive right to refuse to allow any crew member to participate in charter operations at its sole discretion.

 5.4 COMPLIANCE WITH LAWS. AALLC operate the Aircraft in accordance with all applicable laws and regulations, including all FARs.

 5.5 COMPLIANCE WITH ANTI-DRUG PLAN. Owner agrees to obtain and initiate coverage under an FAA approved Anti-Drug Program or establish its own program as required by FAR 135.1 (c). Owner will provide proof of such coverage by providing AALLC a copy of the FAA approval letter bearing Owner's unique approval number. Owner will maintain its program in good standing for all covered employees and vendors (as defined by the rule). Owner shall notify AALLC immediately if Owner ceases to be in compliance with it approval plan in which case all Part 135 operations will cease immediately.

6. OPERATION OF THE AIRCRAFT BY OWNER. When Owner is operating the Aircraft under the rules of FAR Part 91, Owner will have exclusive operational control of the Aircraft and AALLC shall have no responsibility or liability to Owner for any such operations. Owner shall ensure that the Aircraft are maintained in accordance with the relevant AALLC Manuals and procedures.

7 TAXES. Owner shall pay on its own behalf and on behalf of AALLC all taxes (including but not limited to), federal excise taxes, fees, assessments, sales tax, personal property tax, license and registration fees together with all fines and penalties assessed by any governmental taxing authority ("Taxes") which relate in any way to the ownership, use or operation of the Aircraft or with respect to any charter flight booked and billed by Owner; provided that Owner shall be entitled to any fuel tax credit(s) which apply to operations of the Aircraft under part 135. Taxes paid by Owner shall not include those federal excise and/or sales taxes collected by AALLC for charter flights booked and billed by AALLC, and those Taxes based upon AALLC's income.

8.  RECORDKEEPING; AUDIT AND INSPECTIONS.

 8.1 Among its obligations as the holder of the Operating Certificate, AALLC specifically acknowledges its obligation to maintain an individual record of each pilot used in Part 135 operations pursuant to FAR Section 135.63(a)(4).

 8.2 As support for AALLC's obligation to discharge its record keeping requirements as the holder of the Operating Certificate, Owner, as non-exclusive agent for AALLC, shall at all times and for two years following termination of this Agreement keep complete and accurate books, records, Aircraft logs and accounts from which it shall be determined, (i) the amount of charges to be paid to AALLC, (ii) all flight crew duty times,
(iii) all maintenance performed on the Aircraft; and (iv) all Aircraft flights and operating hours, pursuant to and during the term of this Agreement. Owner shall maintain such books, records, accounts and logs in accordance with generally accepted accounting principles and FAA regulations.

 8.3 All such accounts and records shall, at all reasonable times, be accessible to and open for inspection, examination, copying and audit by the other party or its designated representative, such inspection, examination, copying and audit not to interfere with the ability of the party being inspected to conduct its normal business. Either party shall have the right, but not the obligation, to inspect the Aircraft at all reasonable times that will not interfere with the operation of the aircraft or the other party's ability to conduct its normal business. AALLC may terminate this Agreement immediately upon telephonic or written notice to Owner in the event any subsequent inspection of the Aircraft or maintenance records uncovers any mechanical, structural or other conditions related to safety of flight, operation, or airworthiness unacceptable to AALLC, or in violation of Federal Aviation Regulations, in its discretion.

9.  INDEMNIFICATION.

 9.1 INDEMNIFICATION BY OWNER. Owner hereby agrees to defend, indemnify and hold AALLC and its affiliates and their respective officers, members, directors, employees and agents (the "AALLC Indemnified Parties") harmless from and against any and all liabilities, claims, suits, judgments, damages, losses, awards, fines, penalties, costs and expenses, including reasonable attorney fees and costs associated therewith (collectively the "Claims"), arising from, but not limited to, Taxes as defined in Section 7, injury or death of persons or the loss, damage or destruction of property arising out of or caused by any intentional misrepresentation or fraudulent statement made by Owner with respect to this Agreement, any damage or loss to the extent caused by Owner's negligence or willful misconduct, negligent actions or omissions of or the improper performance of the duties of the flight crew members nominated by Owner and employed by AALLC during the Term of this Agreement, including but not limited to Claims arising from a flight crew member's breach of the FARs.

 9.2 INDEMNIFICATION BY AALLC. AALLC hereby agrees to defend, indemnify and hold Owner, its parent corporations, affiliates, subsidiaries, their directors, officers, employees and agents (the "Owners Indemnified Parties") harmless from and against any and all liabilities, claims, suits, judgments, damages, losses, awards, fines, penalties, costs, and expenses, including reasonable attorney's fees and costs associated therewith (collectively the "Claims"), arising from, but not limited to, Taxes, injury or death of persons or the loss, damage or destruction of property arising out of or caused by any intentional misrepresentation or fraudulent statement made by AALLC with respect to this Agreement.

 9.3 NOTIFICATION AND SURVIVAL. The Indemnified Party shall give prompt and timely written notice to the indemnifying party of any claim for which an Indemnified Party seeks indemnity herein, and the indemnifying party shall defend against same with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in the defense of the claim to the extent reasonable and practicable under the circumstances. The provisions of Section 9 shall survive the termination of this Agreement.

10.  INSURANCE; RISK OF LOSS.

 10.1 INSURANCE BY OWNER. Prior to the commencement of charter flight operations, Owner will obtain the insurance policies described on Exhibit 4 and will maintain policies in force for the Term. All such insurance shall:

      (a)    be   issued   by   a   company  or  companies  of  recognized
responsibility and insure the AALLC Indemnified Parties;

      (b) be an occurrence policy naming the AALLC Indemnified Parties, charter customers and their successors and assigns as additional insureds and contain a waiver of subrogation in favor of all additional insureds;

      (c) be primary without any right of contribution from any insurance maintained by the AALLC Indemnified Parties;

      (d) provide the AALLC Indemnified parties with thirty days prior written notice of cancellation or material change affecting the parties' interests; and

      (e) insure Owner's contractual liability to the AALLC Indemnified Parties contained in this Agreement.

Owner will furnish to AALLC certificates of insurance prior to the earlier of charter flight operations or the commencement of Aviation Services by AALLC which demonstrate that Owner has met the requirements of this Section.

 10.2 INSURANCE BY AALLC. Prior to the commencement of this Agreement, AALLC shall will obtain the insurance policies described on Exhibit 4 and will maintain such policies in force for the Term. All such insurance shall:

      (a)    be   issued   by  a  company  or  companies   of   recognized
responsibility and insure Owner and its directors, officers and employees, successors and assigns;

      (b) be an occurrence policy naming Owner and its respective directors, officers, employees, successors and assigns as additional insureds and obtain a waiver of subrogation in favor of all additional insureds;

      (c) provide Owner with thirty days' prior written notice of a cancellation or material change affecting the parties' interests;

      (d) be primary without any right of contribution from any insurance maintained by Owner; and

      (e)    insure   AALLC's  contractual  liability  contained  in  this
Agreement.

AALLC will furnish to Owner certificates of insurance prior to charter flight operations which demonstrate that AALLC has met the requirements of this Section.

 10.3 Risk of loss or damage to the Aircraft shall be borne by Owner. If, during the term of this Agreement, the Aircraft is destroyed, lost or damaged beyond repair, this Agreement shall terminate immediately.

11.  PAYMENT

 11.1 INVOICES. AALLC shall forward all invoices relating to the Aircraft to Owner at the following address:

 American Aviation Charters, L.L.C.
 301 Shepard Dr.
 Lafayette, LA 70508-2135
 Attn: Wayne Patin
 Fax: 318-266-5837
 Telephone: 318-266-5833

Owner shall pay all invoices to the account specified by AALLC within 90 days of the date of the invoice.

12 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Louisiana without giving effect to the principles of conflicts of law thereunder.

13.  DEFAULT AND REMEDIES.

 13.1 If either party breaches any of the provisions of this Agreement and fails to cure such breach within ten days after receipt of written notice from the non-breaching party, the non-breaching party may terminate this Agreement without prejudice to any rights the non-breaching party may have against the breaching party.

 13.2 No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other further exercise of any such right or power.

 13.3 AALLC's and Owner's rights and remedies with respect to any of the terms and conditions of the Agreement shall be cumulative and not mutually exclusive and shall be in addition to all other rights and remedies which either party possesses at law or in equity except as otherwise provided in this Agreement.

14. TERMINATION. Either party to this Agreement shall have the right, with or without cause, to terminate this Agreement by giving thirty (30) days prior written notice to the other party during the Term. This Agreement shall terminate automatically in the event AALLC no longer has the right to perform charter operations pursuant to the Operating Certificate for any reason and Owner shall have no claim for any damages against AALLC which result from any such termination. In the event the Operating Certificate is suspended for any reason, Owner and AALLC shall be relieved of all obligations under this Agreement and Owner shall have no claim for damages against AALLC which result from any such suspension.

15. FORCE MAJEURE. AALLC shall not be liable for any delay or failure in the performance of any obligation under this Agreement where such failure or delay is the result of any cause or matter beyond AALLC's reasonable control, including but not limited to Acts of God or the public enemy, acts or failures to act by any relevant government authority, civil war or insurrection or riots, fires or explosions or serious accidents, strikes or labor disputes. AALLC agrees to notify Owner promptly of the occurrence of any such cause.

16.  MISCELLANEOUS.

 16.1 The relationship between Owner and AALLC shall be that of lessor and lessee with respect to operations under Part 135, except as provided in Sections 3.3, 4.1 and 4.2 of this Agreement and independent contractors with respect to any other services provided hereunder. Without limiting the foregoing, except as specifically authorized in Section 4, AALLC shall not be the agent of Owner.

 16.2 This Agreement constitutes the entire agreement, both written and oral, between the parties or their respective representatives with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder not expressly granted thereto. This Agreement shall not be further amended or modified unless in writing duly signed by the parties hereto.

 16.3 None of the parties may assign any of its rights or duties under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld or delayed.

 16.4 The covenants, agreements, indemnifications, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein.

 16.5 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

 16.6   The captions contained  in  this  Agreement  are  for  convenience
purposes   only   and   shall  not  affect  in  any  way  the  meaning  or
interpretation of this Agreement.

 16.7 The provisions of this Agreement shall be deemed independent and severable and the invalidity, partial invalidity or unenforceability of any one provision or portion of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and any prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                      SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the date first above written.


AMERICAN AVIATION, L.L.C.      AMERICAN AVIATION CHARTERS, L.L.C.




By:/s/ Roger E. Thomas   By:/s/ Wayne Patin

Name: Roger E. Thomas    Name: Wayne Patin

Title: Member            Title: Manager

                             EXHIBIT 1
                             AIRCRAFT

1. One (1) used Beech 300 aircraft which consists of an airframe bearing FAA Registration No. N3AH and Manufacturer's Serial No. FA-130 together with its installed Pratt & Whitney PT6A-60A engines bearing manufacturer's serial numbers PCE 95267 and PCE 95264.

2. One (1) used Cessna A185F aircraft which consists of an airframe bearing FAA Registration No. N9667Q and Manufacturer's Serial No. 18503785 together with its installed Continental IO550D17B engine bearing manufacturer's serial number 284183-R.

3. One (1) used Cessna 172N aircraft which consists of an airframe bearing FAA Registration No. N4693J and Manufacturer's Serial No. 17273663 together with its installed Continental O-320-H2AD engine bearing manufacturer's serial number L-5620-7673655.

4. One (1) used Cessna 414 aircraft which consists of an airframe bearing FAA Registration No. N414WE and Manufacturer's Serial No. 414A-0309 together with its installed Continental TSIO-520-NB engines bearing manufacturer's serial numbers L-514074 and R-509722.

                             EXHIBIT 2

                             AGREEMENT

This Agreement (this "Agreement") is entered into as of the 31st day of March 1998 by and between American Aviation, L.L.C. ("AALLC") and American Aviation Charters, L.L.C. ("Owner").

WHEREAS, Owner is the employer of certain FAA-licensed crew members who are qualified to operate the aircraft attached as Exhibit 1; and

WHEREAS, AALLC has occasional need for the services of an FAA-licensed pilot qualified to operate such aircraft; and

WHEREAS, as the employer for such flight crew, Owner shall become the contractor for the services of such flight crew members.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

 1. AALLC hereby appoints Owner and Owner hereby agrees to nominate temporary flight crews ("Temporary Crews") to AALLC from those crew members of Owner who AALLC determines are properly trained and qualified in accordance with the Federal Aviation Regulations and insurance requirements during each and every period requested by AALLC for the operation of its aircraft and during such other periods as AALLC may require the services of the Temporary Crew.

 2. The parties hereby agree that AALLC shall be the additional employer of the Temporary Crews and the Temporary Crews correspondingly shall be employees of AALLC during and limited to each and every period when AALLC requests such crews for the operation of its aircraft..

 3. For each flight completed with Temporary Crews aboard, AALLC shall pay in respect of the Temporary Crews a fee of One Hundred Twenty Dollars ($120) per day ("Temporary Crew Fee"). Owner, in its capacity as additional employer of the Temporary Crews, shall make payment to the Temporary Crews on AALLC's behalf..

 4. OWNER HEREBY RELINQUISHES AND GRANTS TO AALLC OR ITS ASSIGNEE (WHICHEVER IS APPLICABLE) EACH AND EVERY RIGHT OWNER MAY HAVE TO CONTROL, DIRECT, INSTRUCT OR IN ANY WAY INFLUENCE THE MANNER OF PERFORMANCE OF ALL FLIGHT OPERATIONS BY ANY TEMPORARY CREW MEMBERS, DURING EACH AND EVERY FLIGHT OPERATED BY AALLC OR ITS ASSIGNEE (WHICHEVER IS APPLICABLE). OWNER ACKNOWLEDGES THAT DURING EACH AND EVERY FLIGHT OPERATED BY AALLC OR ITS ASSIGNEE, THE TEMPORARY CREW MEMBERS WILL BE TEMPORARY EMPLOYEES OF AALLC OR, IF THE TEMPORARY EMPLOYMENT HAS BEEN ASSIGNED, THE ASSIGNEE, AND THE TEMPORARY CREW MEMBERS SHALL SERVE UNDER THE EXCLUSIVE DIRECTION AND CONTROL OF AALLC OR ITS ASSIGNEE (WHICHEVER IS APPLICABLE) IN THE EVENT THE STATUS AS TEMPORARY EMPLOYER HAS BEEN ASSIGNED.

 5. Owner shall be solely responsible for any taxes, withholdings, employment benefits, workmen's compensation insurance, disability insurance or unemployment payments of any nature ("Charges") in respect of the Temporary Crews. Owner further agrees that it will indemnify and hold AALLC harmless for any Charges which may be incurred with regard to the Temporary Crews including, but not limited to, any Charges which may accrue as a result of Owner's failure to pay the Temporary Crews.

 6. Owner shall immediately report to AALLC any information it may receive with respect to any governmental action of which it has knowledge affecting the licenses and permits and medical certifications of Temporary Crew members, including but not limited to all modifications, suspensions or terminations thereof. Owner shall not knowingly nominate a Temporary Crew member to AALLC (i) who is not licensed, permitted and certified for the employment described herein, or (ii) who is not trained and qualified as required by any insurance policy carried by AALLC.

 7. The terms of this Agreement shall be disclosed to any Temporary Crew members upon request.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the date first above written.

                               OWNER:
AMERICAN AVIATION, L.L.C.      AMERICAN AVIATION CHARTERS, L.L.C.



By:/s/ Roger E. Thomas    By:/s/ Wayne Patin

Name: Roger E. Thomas     Name: Wayne Patin

Title: Member             Title: Manager

                             EXHIBIT 3

By my signature below I further certify:

 During each and every period that I am operating for American Aviation, L.L.C. ("AALLC"), I will be the temporary employee of AALLC and shall serve under the exclusive direction and control of AALLC and shall fly exclusively on AALLC's behalf. The terms of my temporary employment are described in the Agreement between AALLC and American Aviation Charters, L.L.C. ("Owner") who serves thereunder as AALLC's temporary employment agent. Any payments for my temporary services shall be made through the Owner as agent for AALLC. Any taxes, withholdings, employment benefits or unemployment payments of any nature will be the responsibility of Owner. I understand that pursuant to such Agreement, Owner has relinquished and granted to AALLC each and every right it may have to control, direct, instruct or in any way influence my actions during each and every period that the aircraft is operated on AALLC's behalf, however, nothing in this paragraph shall be construed to abridge the authority and responsibility of the pilot in command provided in FAR <section>91.3


Sincerely,


Pilot Signature  _______________________

Pilot Name (Print) _____________________

Date:  _______________________________


Acknowledged by

American Aviation, L.L.C.

By:  _____________________

Name: ___________________

Title:  ___________________

Date:  ___________________

                             EXHIBIT 4

                      INSURANCE REQUIREMENTS

For Owner:

1. AIRCRAFT LIABILITY INSURANCE - including Public Liability, Property Damage and Passenger Liability Coverage in a total combined single limit for each and every loss in the amount of $50,000,000 for the Beech 300 aircraft and $20 million for each of the Cessna aircraft.

2. ALL RISK HULL INSURANCE - Coverage must be on an agreed value basis. Owner shall require its aircraft hull insurers to amend their policies to waive any and all rights of subrogation which such insurers may or could have against the additional insureds or their insurers.

3.  Contract liability clause added to the aircraft liability policy.


For AALLC:

1. COMPREHENSIVE GENERAL LIABILITY- bodily injury and property damage in the amount of $5,000,000 for each and every loss.

2.  Contract liability clause added to the aircraft liability policy.